Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Withdraws its Business Outlook for 2020

MECHANICSBURG, PENNSYLVANIA – April 3, 2020 – Select Medical Holdings Corporation (“Select”) (NYSE: SEM) has withdrawn its business outlook for calendar year 2020 previously provided in its press releases dated January 27, 2020 and February 20, 2020. Select’s decision was due to the rapidly evolving developments surrounding the COVID-19 global pandemic and the uncertainty of its potential impact on Select’s results of operations. Select will discuss its financial results for the first quarter and the impact of the pandemic on each of its reporting segments during its earnings conference call at 9am EDT on May 1, 2020.

* * * * *

This press release may contain forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in Select’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine Select’s future results are beyond the ability of Select to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedicalcorp.com

SOURCE: Select Medical Holdings Corporation